3Q 19 EARNINGS PRESENTATION October 17, 2019 © 2019 SunTrust Banks, Inc. SunTrust is a federally registered trademark of SunTrust Banks, Inc.

IMPORTANT CAUTIONARY STATEMENT This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2018 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation beginning on slide 20. In this presentation, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) and annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using applicable federal and state income tax rates to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income, and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income. The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically: The Company presents certain capital information on a tangible basis, including tangible equity, tangible common equity, tangible book value per share, and return on average tangible common equity. These measures exclude the after-tax impact of purchase accounting intangible assets. The Company believes these measures are useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze the capital adequacy and profitability of the Company. Similarly, the Company presents Efficiency ratio-FTE, Tangible efficiency ratio-FTE, Adjusted efficiency ratio-FTE and Adjusted tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing Noninterest expense by Total revenue. Efficiency ratio-FTE is computed by dividing Noninterest expense by Total revenue-FTE. Tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. Adjusted efficiency ratio-FTE and adjusted tangible efficiency ratio-FTE remove the impacts of income or expense items that are material and potentially non-recurring from the calculation of Efficiency ratio-FTE and Tangible efficiency ratio-FTE, respectively. The Company believes these measures are useful to investors because they are more reflective of normalized operations as they reflect results that are primarily client relationship and client transaction driven. These measures are utilized by management to assess the efficiency of the Company and its lines of business. The Company presents the Basel III Common Equity Tier 1 (CET1) ratio, on a fully phased-in basis on slide 15. For December 31, 2017 and prior periods, fully-phased-in ratios considered a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. For March 31, 2018 and later periods, the fully-phased-in ratio considers a 250% risk-weighting for MSRs, as contemplated in the FRB’s ‘Simplifications’ NPR. The Company believes this measure is useful to investors who wish to understand the impact of potential future regulatory requirements. Important Cautionary Note about Forward-Looking Statements This presentation contains forward-looking statements. Statements regarding (i) future levels of net interest margin, deposit costs, efficiency ratios (including after the proposed merger with BB&T), net charge-off ratio and capital ratios, (ii) the benefits and effects of our proposed merger with BB&T, including the future earnings potential of the combined company, the cost synergies to be achieved, the capacity to invest in technology, talent and innovation, the profile and stature of the combined company’s retail and private wealth businesses and the opportunity to deliver our capabilities and differentiated model to a broader set of clients, (iii) future economic conditions, and (iv) the comments our clients are making about the economy are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “forecast”, “goals”, “plans,” “targets,” “initiatives,” “opportunity,” “focus”, “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could". Forward-looking statements are based on the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date of this presentation, and we do not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic reports that we file with the SEC. Those factors include: failure to complete the merger with BB&T (the “Merger”) could negatively impact our stock price and our future business and financial results; we will be subject to uncertainties while the Merger is pending, which could adversely affect our business; the Merger Agreement may be terminated in accordance with its terms and the Merger may not be completed; because the market price of BB&T Common Stock may fluctuate, our shareholders cannot be certain of the precise value of the merger consideration they may receive in the Merger; our ability to complete the Merger is subject to the receipt of approval from various federal and state regulatory agencies, which may impose conditions that could adversely affect us or cause the Merger to be abandoned; shareholder litigation could prevent or delay the closing of the proposed Merger or otherwise negatively impact our business and operations; current or future legislation or regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to stringent capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending activity and other businesses, as well as our financial condition and results; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, as well as the availability and cost of capital and liquidity; interest rates on our outstanding and future financial instruments might be subject to change based on regulatory developments, which could adversely affect our revenue, expenses, and the value of those financial instruments; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our servicing assets and mortgages held for sale due to changes in interest rates; disruptions in our ability to access global capital markets and other sources of wholesale funding may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; any reduction in our credit rating could increase the cost of our funding from the capital markets; we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face risks as a servicer of loans; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect our revenue; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we may face more intense scrutiny of our sales, training, and incentive compensation practices; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; we continually encounter technological change and must effectively develop and implement new technology; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of changes in the marketplace, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; our operational or communications systems or infrastructure may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely affect our business or disrupt business continuity; a disruption, breach, or failure in the operational systems or infrastructure of our third party vendors or other service providers, including as a result of cyber-attacks, could adversely affect our business; natural disasters and other catastrophic events could have a material adverse impact on our operations or our financial condition and results; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down all or some portion of our goodwill; our stock price can be volatile; we might not pay dividends on our stock; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; and certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect. 2

3Q 19 & YTD EPS OVERVIEW[1]

Quarterly & YoY Trends



Merger-Related Impacts
$1.56
$1.40
$1.33
$1.24
$1.51
$1.48
$1.40
$1.34
$4.34
$4.23
$4.06
3Q 18
4Q 18
1Q 19
2Q 19
3Q 19
YTD 18
YTD 19

Fee Income Strength Offsets NIM Pressure

- Reported EPS of $1.34 includes ($0.06) of merger-related impacts, excluding this, EPS is $1.40
  - → Sequential decline primarily driven by $0.07 discrete tax benefit in 2Q 19
- Revenue trends mixed
  - → Noninterest income up 2%[2]
  - → Net interest income down 2%

YTD Efficiency Ratio Stable

- Continued focus on disciplined expense management
  - → 3Q 19 reported efficiency ratio: 62.1%; adjusted tangible efficiency ratio: 59.9%[3]
- Solid returns: ROE of 9.8%, ROTCE of 13.2%[4]

Asset Quality & Capital Remain Strengths

- NCO ratio: 0.28% | NPL ratio: 0.38%
  - → Strong asset quality performance reflects favorable operating environment and consistent underwriting discipline
- 9.3% Basel III CET1 ratio
  - → Share repurchases suspended until proposed merger with BB&T closes

1. All commentary reflects sequential (2Q 19 to 3Q 19) trends, unless otherwise noted. Total revenue, net interest income, efficiency ratio, and tangible efficiency ratio are reported on a fully-taxable equivalent (FTE) basis. Refer to slide 21 of this presentation and page 22 of the earnings press release for GAAP reconciliations
2. Excluding non-core items, refer to slide 5 for further detail
3. Refer to slide 20 for GAAP reconciliations
4. Refer to page 22 of the earnings press release for GAAP reconciliations

3

SUNTRUST

NET INTEREST INCOME[1]

Net interest margin impacted by lower rates

($ in millions)


$1,534
$1,570
$1,567
$1,557
$1,532
3.27%
3.27%
3.27%
3.16%
3.06%
$1,512
$1,547
$1,544
$1,535
$1,510
3Q 18
4Q 18
1Q 19
2Q 19
3Q 19
Net Interest Income
Net Interest Income (FTE)[2]
NIM (FTE)

Prior Quarter Variance

- Net interest income (FTE) decreased $25 million as strong balance sheet growth was offset by net interest margin pressure
- Net interest margin (FTE) down 10 bps, primarily driven by declines in short-term and long-term interest rates (negatively impacted earning asset yields)

Prior Year Variance

- Net interest income (FTE) stable
  - → 8% loan growth and 2% deposit growth helped offset the 21 bp decline in net interest margin (FTE)

1. On this slide, net interest income is reported both on an unadjusted and fully taxable-equivalent ("FTE") basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. SunTrust believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. Net interest margin (FTE) is calculated as net interest income (FTE) divided by average earning assets (on an annualized basis). Please refer to page 22 of the earnings press release for a reconciliation of net interest margin to net interest margin (FTE)
2. Please refer to slide 20 for a reconciliation of net interest income to net interest income (FTE)

4
SunTrust

NONINTEREST INCOME Noninterest income up 2% QoQ and 7% YoY (excluding non-core items) ($ in millions) Prior Quarter Variance $1,025 • Excluding non-core items, noninterest income increased $18 million, or 2%, driven by: $205 $843 → $20 million increase in mortgage-related income $5 → $17 million increase in investment banking income → 3Q 19 also included several discrete items: → $10 million net gains related to FinTech equity investments (other noninterest income) $838 $782 $818 $784 $820 → $5 million insurance settlement → $4 million net securities gains → ($14) million impact to counterparty valuation reserves (trading income) • 2Q 19 included $205 million insurance settlement from financial crisis-related claims, used to make a charitable contribution to SunTrust Foundation 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 Prior Year Variance Non-core items1 • Excluding non-core items, noninterest income increased $56 million, or 7%, due to broad-based growth; reflects good strategic momentum 5 1. Non-core item refers to $205 million insurance settlement from financial crisis-related claims in 2Q 19 and $5 million residual benefits from the prior quarter insurance settlement in 3Q 19. Please refer to slide 20 for a reconciliation of reported noninterest income to adjusted noninterest income

NONINTEREST EXPENSE Continued focus on disciplined expense management ($ in millions) $1,638 Prior Quarter Variance $1,482 $1,489 $219 $1,474 • Excluding non-core items, expenses increased 2% $60 $45 $33 driven by higher compensation expense and higher operating losses • 3Q 19 includes $33 million of merger-related impacts → $22 million of specific merger-related costs → $11 million of other merger-related expenses (primarily consulting fees in other noninterest expense) $1,384 $1,422 $1,444 $1,419 $1,441 • 2Q 19 included $205 million charitable contribution to SunTrust Foundation (offsetting insurance settlement) Prior Year Variance • Excluding non-core items, expenses increased 4% driven by higher compensation expense 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 Non-core items1 6 1. Non-core items refers to $60 million pension settlement charge in 4Q 18, $45 million of merger-related impacts in 1Q 19, $205 million charitable contribution in 2Q 19 (related to a $205 million insurance settlement), $14 million of merger-related impacts in 2Q19, and $33 million of merger-related impacts in 3Q19. Please refer to slide 20 for a reconciliation of reported noninterest expense to adjusted noninterest expense

EFFICIENCY RATIO & TANGIBLE EFFICIENCY RATIO1  YTD efficiency ratio stable despite NIM pressure  Proposed merger of equals with BB&T provides the opportunity to achieve industry- leading profitability 5-Quarter Trends Annual Trends 72.0% 67.4% 61.4% 60.8% 59.8% 59.6% 59.7% 65.6% 63.7% 63.1% 62.6% 61.9% 60.3% 71.5% 60.8% 66.9% 58.9% 58.6% 59.0% 59.9% 65.3% 63.3% 62.6% 62.0% 61.0% 59.6% 3Q 18 4Q 182 1Q 192 2Q 192 3Q 192 2011 20122 20132 20142 2015 2016 20172 2018 2 Efficiency Ratio (FTE) Tangible Efficiency Ratio (FTE) 1. The efficiency ratio and tangible efficiency ratio are reported on fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts net interest income for the tax-favored status of income from certain loans and investments. Unadjusted net interest income can be found on slide 4. Please refer to slide 20 for the reconciliation to the GAAP efficiency ratio 7 2. 2012, 2013, 2014, 2017, 2018, 4Q 18, 1Q 19, 2Q 19, and 3Q 19 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions. Please refer to slide 20 for reconciliations related to the GAAP efficiency ratio

CREDIT QUALITY Asset quality continues to be strong ($ in millions) Net Charge-offs Nonperforming Loans . NCO and NPL ratios remain well below historical averages; reflects favorable operating environment and consistent underwriting discipline NCOs Total NCO Ratio (annualized) NPLs Total NPL Ratio $112 $695 $97 $97 $600 $88 $85 $526 $522 $536 0.28% 0.24% 0.26% 0.26% 0.22% 0.47% 0.35% 0.34% 0.34% 0.38% 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 Allowance for Loan and Lease Losses (ALLL) Provision for Credit Losses . YoY increase in provision expense driven by 4 bp decline in ALLL ratio in 3Q 18 and higher net charge-offs in 3Q 19 ALLL ALLL Ratio $1,699 $1,681 $153 $1,623 $1,615 $1,643 $127 $132 $87 1.10% $61 1.06% 1.06% 1.07% 1.07% 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 8

BALANCE SHEET

($ in billions)

Average Performing Loans



$145.2
$149.1
$153.7
$155.7
$157.1
$30.0
$31.3
$32.7
$33.7
$34.7
$37.9
$38.3
$38.4
$37.9
$38.0
$77.4
$79.4
$82.6
$84.1
$84.4
3Q 18
4Q 18
1Q 19
2Q 19
3Q 19
Commercial
Residential
Consumer

Average Client Deposits



$159.3
$161.6
$159.9
$159.9
$162.5
$6.7
$6.5
$6.6
$6.7
$6.6
$14.8
$15.4
$15.7
$16.5
$16.8
$45.3
$47.4
$48.3
$49.2
$50.7
$42.6
$42.3
$40.1
$40.1
$40.3
$49.9
$49.9
$49.2
$47.3
$48.1
3Q 18
4Q 18
1Q 19
2Q 19
3Q 19
Money Market
DDA (Nonint bearing)
NOW
Time
Savings

Prior Quarter Variance

- Average performing loans up 1%, driven by growth in consumer and CRE
  - → Consumer growth driven by LightStream, partnerships, and indirect auto
  - → CRE continues to benefit from introduction of new capabilities in 2017

Prior Year Variance

- Average performing loans up 8%, driven by growth in C&I, consumer, and CRE, partially offset by declines in commercial construction and home equity

Note: Totals may not foot due to rounding

Prior Quarter Variance

- Average client deposits up 2%, driven by growth in NOW accounts and money market
- Interest-bearing client deposit costs up 4 bps
  - → Compares to 2Q 19 increase of 6 bps and 1Q 19 increase of 9 bps

Prior Year Variance

- Average client deposits up 2%; mix shift towards higher cost deposits
- $5.4 billion increase in NOW accounts and $2.1 billion increase in time deposits largely offset by declines in noninterest bearing deposits and money market

9

SunTrust

CAPITAL POSITION Basel III Common Equity Tier 1 Ratio1 Basel III Tier 1 Capital Ratio1 10.7% 10.3% 10.2% 10.2% 10.4% 9.6% 9.2% 9.1% 9.2% 9.3% 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 Book Value / Tangible Book Value Per Share2 $53.47 $54.87 $51.15 $49.57 $48.00 $39.54 $40.58 $37.22 $34.51 $35.73 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 Book Value Per Share Tangible Book Value Per Share 10 1. Current quarter amounts are estimated at the time of this presentation and are subject to revision 2. Please refer to slide 21 for the reconciliation of book value per share to tangible book value per share

CONSUMER SEGMENT HIGHLIGHTS

($ in millions)	3Q 18	2Q 19	3Q 19	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income	$1,056	$1,078	$1,068	(1%)	1%
Noninterest Income	444	489	479	(2%)	8%
Total Revenue	1,500	1,567	1,547	(1%)	3%
Provision for Credit Losses	36	44	77	NM	NM
Noninterest Expense	991	992	1,025	3%	3%
Net Income	**$365**	**$409**	**$343**	**(16%)**	**(6%)**
Key Statistics ($ in billions)					
Total Loans (average)	$75.2	$79.3	$80.4	1%	7%
Client Deposits (average)	$112.0	$112.8	$114.1	1%	2%
Managed Assets	$62.2	$62.9	$63.4	1%	2%
Full-Service Branches	1,217	1,149	1,149	0%	(6%)
Efficiency Ratio[1]	66.0%	63.3%	66.3%		
Tangible Efficiency Ratio[1]	64.9%	62.2%	65.1%		
Mortgage Data:					
Servicing Portfolio for Others	$140.0	$136.8	$135.0	(1%)	(4%)
Production Volume	$6.1	$5.6	$7.5	33%	22%
Application Volume	$7.6	$9.7	$9.9	2%	30%

Key Highlights

- **Strength in mortgage production and continued balance sheet growth drives solid bottom-line results**
  - → 2Q 19 results included $44 million gain related to the sale of accruing TDR portfolio
    - → Excluding this, total revenue up 2% sequentially and up 3% YoY
- **Balance sheet growth improves the Company's overall loan mix and provides attractive funding**
  - → 7% loan growth driven by investments in digital lending (LightStream and point of sale partnerships), indirect auto, and mortgage
    - → Two additional point of sale lending partnerships added in 3Q 19
  - → Deposit growth driven by new products and targeted pricing and marketing
- **Creating capacity for investments in digital capabilities**
  - → Branches down 6%
  - → SmartGUIDE (digital mortgage application) adoption: ~90%+
    - → Strong adoption has augmented capacity for increased production volumes

Note: NM = not meaningful
1. Please refer to page 24 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

11
SUNTRUST

WHOLESALE SEGMENT HIGHLIGHTS

($ in millions)	3Q 18	2Q 19	3Q 19	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$561	$559	$550	(2%)	(2%)
Noninterest Income	368	404	368	(9%)	0%
Total Revenue (FTE)	929	963	918	(5%)	(1%)
Provision for Credit Losses	24	82	56	NM	NM
Noninterest Expense	432	456	457	0%	6%
Net Income	**$361**	**$323**	**$309**	**(4%)**	**(14%)**
Key Statistics ($ in billions)					
Total Loans (average)	$70.7	$76.8	$77.1	0%	9%
Client Deposits (average)	$44.7	$44.1	$45.8	4%	2%
Efficiency Ratio (FTE)[1]	46.5%	47.4%	49.9%		
Tangible Efficiency Ratio (FTE)[1]	43.9%	45.0%	47.0%		

Key Highlights

- **Underlying strategic momentum remains positive**
  - → Strength across most investment banking products and client segments, despite continued market volatility
    - → Broad-based success: strong performance in syndicated finance, investment grade debt, M&A, equity, and interest rate derivatives
    - → Revenue from non-CIB clients up 9% YTD
  - → Commercial real estate-related income up 61% YTD (agency lending, structured real estate, SunTrust Community Capital)
  - → Strong, broad-based loan growth driven by CIB and key areas of investment including additional CRE capabilities, national expansion of Aging Services vertical, and Commercial Banking expansion markets
- **Revenue trends impacted by net interest margin compression and $14 million negative impact to counterparty valuation reserves in 3Q 19** (trading income)
  - → Sequential decline also impacted by strong performance from commercial real estate-related income in 2Q 19
- **Overall profitability remains accretive to the Company**
  - → 3Q 19 tangible efficiency ratio (FTE): 47.0%[1]

Note: NM = not meaningful

1. Please refer to page 26 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

12

SunTrust

Merger of Equals Update

Highly Synergistic; Financially Compelling; Transformative

3Q 19 Accomplishments

- ✓ Executive Management (EM) continues to meet weekly to guide organizational design and oversee integration process
- ✓ July 1: Named next 2 levels of management
- ✓ July 10: BB&T received regulatory approval from North Carolina Commissioner of Banks
- ✓ July 16: Announced community benefits plan
- ✓ July 24: Held hearing with U.S. House Committee on Financial Services
- ✓ July 30: Received shareholder approvals for merger and name
- ✓ September 5: Named additional levels of management
  - ~8,000 teammates and associates have accepted Truist positions; ~75% of Truist leadership roles established
- ✓ September: Finalized vast majority of key technology ecosystem decisions
- ✓ September: All ~100 merger workstreams passed legal day 1 readiness testing exercise

Next Steps

- Finalize divestiture process with Department of Justice
- Receipt of remaining regulatory approvals
- First 100 Days as Truist
  - Present proposed Truist governance and committee structures to Board for approval (legal day 1)
  - Introduce Truist's purpose, mission, and values and continue building culture with all teammates
  - Finalize organizational design
  - Continue brand development process
  - Begin executing cost and revenue synergy opportunities (action plans already in place)

Continued confidence in achieving ~$1.6bn of cost synergies (net of investments)

13

APPENDIX

5-QUARTER FINANCIAL HIGHLIGHTS

		3Q 18	4Q 18	1Q 19	2Q 19	3Q 19
Profitability	EPS (diluted)	$1.56	$1.40	$1.24	$1.48	$1.34
	Efficiency Ratio (FTE)	59.8%	62.1%	63.4%	63.4%	62.1%
	Tangible Efficiency Ratio (FTE)[1]	58.9%	61.1%	62.7%	62.8%	61.2%
	Adjusted Tangible Efficiency Ratio (FTE)[1]	58.9%	58.6%	60.8%	59.0%	59.9%
	Net Interest Margin (FTE)	3.27%	3.27%	3.27%	3.16%	3.06%
	Return on Average Assets	1.44%	1.23%	1.08%	1.25%	1.10%
	Return on Average Common Equity	13.0%	11.5%	10.1%	11.5%	9.8%
	Return on Average Tangible Common Equity[2]	18.1%	16.1%	13.9%	15.7%	13.2%
Balance Sheet	Average Performing Loans ($ in billions)	$145.2	$149.1	$153.7	$155.7	$157.1
	Average Client Deposits ($ in billions)	$159.3	$161.6	$159.9	$159.9	$162.5
Credit & Capital	NPL Ratio	0.47%	0.35%	0.34%	0.34%	0.38%
	NCO Ratio	0.24%	0.26%	0.26%	0.22%	0.28%
	ALLL Ratio	1.10%	1.06%	1.06%	1.07%	1.07%
	Basel III Common Equity Tier 1 Ratio (transitional)	9.6%	9.2%	9.1%	9.2%	9.3%
	Basel III Common Equity Tier 1 Ratio (fully phased-in)[3]	9.4%	9.2%	9.0%	9.1%	9.2%
	Book Value Per Share	$48.00	$49.57	$51.15	$53.47	$54.87
	Tangible Book Value Per Share[4]	$34.51	$35.73	$37.22	$39.54	$40.58

1. Please refer to slide 20 for the GAAP reconciliations
2. Please refer to page 22 of the earnings press release for GAAP reconciliations
3. The fully-phased-in ratio reflects a 250% risk-weighting for MSRs, as contemplated in the regulatory agencies 'Simplifications' final rule effective April 1, 2020
4. Please refer to slide 21 for a reconcilement to book value per share

15

SUNTRUST

30-89 DAY DELINQUENCIES BY LOAN CLASS

($ in millions)

30-89 Day Accruing Delinquencies	3Q 18	4Q 18	1Q 19	2Q 19	3Q 19	Memo: 3Q 19 LOAN BALANCE
Commercial & industrial	0.06%	0.09%	0.07%	0.07%	0.08%	$73,374
Commercial real estate	0.03%	0.03%	0.02%	0.04%	0.03%	$9,491
Commercial construction	0.00%	0.01%	0.06%	0.00%	0.00%	$2,141
Total Commercial Loans	**0.05%**	**0.08%**	**0.06%**	**0.06%**	**0.07%**	**$85,007**
Residential mortgages – guaranteed	-	-	-	-	-	$457
Residential mortgages – nonguaranteed	0.26%	0.24%	0.17%	0.18%	0.19%	$28,810
Home equity products	0.72%	0.66%	0.65%	0.70%	0.70%	$8,696
Residential construction	0.48%	1.37%	0.19%	0.63%	0.58%	$144
Guaranteed student loans	-	-	-	-	-	$7,147
Other direct	0.38%	0.43%	0.42%	0.42%	0.42%	$12,432
Indirect	0.83%	1.01%	0.59%	0.73%	0.74%	$14,060
Credit cards	0.95%	1.02%	1.00%	1.03%	1.08%	$1,704
Total Consumer Loans[1]	**0.48%**	**0.51%**	**0.39%**	**0.44%**	**0.44%**	**$73,448**
Total SunTrust - excl. gov.-guaranteed delinquencies[1]	0.24%	0.27%	0.21%	0.23%	0.23%	$150,852
Impact of excluding gov.-guaranteed delinquencies	0.50%	0.46%	0.43%	0.36%	0.35%	$7,603
Total SunTrust - incl. gov.-guaranteed delinquencies[2]	**0.74%**	**0.73%**	**0.64%**	**0.59%**	**0.58%**	**$158,455**

1. Excludes delinquencies on federally guaranteed mortgages and student loans
2. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

16

NONPERFORMING LOANS BY LOAN CLASS ($ in millions) Memo: 3Q 19 LOAN Nonperforming Loans 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 BALANCE Commercial & industrial $256 $157 $197 $258 $350 $73,374 Commercial real estate 432221$9,491 Commercial construction - - - - - $2,141 Total Commercial Loans $299 $159 $199 $260 $351 $85,007 Residential mortgages – guaranteed - - - - - $457 Residential mortgages - nonguaranteed 225 204 178 144 125 $28,810 Home equity products 149 138 124 109 100 $8,696 Residential construction 911888$144 Guaranteed student loans - - - - - $7,147 Other direct 7 7 8 10 11 $12,432 Indirect 67555$14,060 Credit cards - - - - - $1,704 Total Consumer Loans $396 $367 $323 $276 $249 $73,448 Total SunTrust $695 $526 $522 $536 $600 $158,455 NPLs / Total Loans 0.47% 0.35% 0.34% 0.34% 0.38% 17 Note: Totals may not foot due to rounding

NET CHARGE-OFF RATIOS BY LOAN CLASS

($ in millions)

Net Charge-off Ratio (annualized)	3Q 18	4Q 18	1Q 19	2Q 19	3Q 19	Memo: 3Q 19 LOAN BALANCE
Commercial & industrial	0.25 %	0.16 %	0.16 %	0.09 %	0.16 %	$73,374
Commercial real estate	(0.01)%	0.19 %	-	(0.01)%	(0.01)%	$9,491
Commercial construction	-	-	-	-	-	$2,141
Total Commercial Loans	**0.22 %**	**0.15 %**	**0.14 %**	**0.08 %**	**0.14 %**	**$85,007**
Residential mortgages – guaranteed	-	-	-	-	-	$457
Residential mortgages – nonguaranteed	0.03 %	0.09 %	0.08 %	0.08 %	0.09 %	$28,810
Home equity products	(0.01)%	0.09 %	0.03 %	(0.05)%	0.04 %	$8,696
Residential construction	0.69 %	(0.10)%	2.02 %	(1.19)%	0.64 %	$144
Guaranteed student loans[1]	0.28 %	0.24 %	0.28 %	0.42 %	0.55 %	$7,147
Other direct[2]	0.48 %	0.89 %	0.91 %	0.95 %	1.06 %	$12,432
Indirect	0.52 %	0.54 %	0.56 %	0.41 %	0.48 %	$14,060
Credit cards	3.13 %	3.17 %	3.64 %	3.75 %	3.67 %	$1,704
Total Consumer Loans	**0.27 %**	**0.37 %**	**0.39 %**	**0.38 %**	**0.45 %**	**$73,448**
Total SunTrust	**0.24 %**	**0.26 %**	**0.26 %**	**0.22 %**	**0.28 %**	**$158,455**

Note: Totals may not foot due to rounding
1. Prior to October 2019, guaranteed student net charge-offs were included in Consumer other direct net charge-offs and now have been separated from consumer other direct loans. Prior periods have been restated. This had no impact to total consolidated net charge-offs. Guaranteed student loans typically have a guarantee of 97%or 98%of principal and accrued interest if the borrower defaults.
2. Beginning in the fourth quarter of 2018, consumer overdraft charge-offs (approximately $10 million per quarter) were moved from C&I loans to consumer other direct. This had no impact to total consolidated net charge-offs. Prior periods were not restated.

18

SunTrust

NET CHARGE-OFFS BY LOAN CLASS

($ in millions)

Net Charge-offs	3Q 18	4Q 18	1Q 19	2Q 19	3Q 19	Memo: 3Q 19 LOAN BALANCE
Commercial & industrial	$42	$28	$28	$16	$30	$73,374
Commercial real estate	-	3	-	-	-	$9,491
Commercial construction	-	-	-	-	-	$2,141
Total Commercial Loans	**$42**	**$31**	**$28**	**$16**	**$30**	**$85,007**
Residential mortgages – guaranteed	-	-	-	-	-	$457
Residential mortgages – nonguaranteed	2	7	6	6	6	$28,810
Home equity products	(1)	2	1	(1)	1	$8,696
Residential construction	-	-	1	-	-	$144
Guaranteed student loans[1]	5	4	5	8	10	$7,147
Other direct[2]	11	23	24	27	32	$12,432
Indirect	16	17	17	14	17	$14,060
Credit cards	13	13	15	15	16	$1,704
Total Consumer Loans	**$46**	**$66**	**$69**	**$69**	**$82**	**$73,448**
Total SunTrust	**$88**	**$97**	**$97**	**$85**	**$112**	**$158,455**

Note: Totals may not foot due to rounding

1. Prior to October 2019, guaranteed student net charge-offs were included in Consumer other direct net charge-offs and now have been separated from consumer other direct loans. Prior periods have been restated. This had no impact to total consolidated net charge-offs. Guaranteed student loans typically have a guarantee of 97% or 98% of principal and accrued interest if the borrower defaults.
2. Beginning in the fourth quarter of 2018, consumer overdraft charge-offs (approximately $10 million per quarter) were moved from C&I loans to consumer other direct. This had no impact to total consolidated net charge-offs. Prior periods were not restated.

19

SUNTRUST

RECONCILIATION: ADJUSTED EFFICIENCY RATIO (FTE) & ADJUSTED TANGIBLE EFFICIENCY RATIO (FTE)

(in millions)

	3Q 18	4Q 18	1Q 19	2Q 19	3Q 19	2011	2012	2013	2014	2015	2016	2017	2018
Reported (GAAP) Basis													
Net Interest Income	1,512	1,547	1,544	1,535	1,510	5,065	5,102	4,853	4,840	4,764	5,221	5,633	5,987
Noninterest Income	782	818	784	1,025	843	3,421	5,373	3,214	3,323	3,268	3,383	3,354	3,226
Revenue	2,294	2,365	2,328	2,560	2,353	8,486	10,475	8,067	8,163	8,032	8,604	8,987	9,213
Noninterest Expense[1]	1,384	1,482	1,489	1,638	1,474	6,194	6,284	5,831	5,543	5,160	5,468	5,764	5,673
Efficiency Ratio	60.3%	62.7%	64.0%	64.0%	62.6%	73.0%	60.0%	72.3%	67.9%	64.2%	63.6%	64.1%	61.6%
Reconciliation:													
Net Interest Income	1,512	1,547	1,544	1,535	1,510	5,065	5,102	4,853	4,840	4,764	5,221	5,633	5,987
FTE Adjustment	22	23	23	22	22	114	123	127	142	142	138	145	88
Net Interest Income-FTE	1,534	1,570	1,567	1,557	1,532	5,179	5,225	4,980	4,982	4,906	5,359	5,778	6,075
Noninterest Income	782	818	784	1,025	843	3,421	5,373	3,214	3,323	3,268	3,383	3,354	3,226
Revenue-FTE	2,316	2,388	2,351	2,582	2,375	8,600	10,598	8,194	8,305	8,174	8,742	9,132	9,301
Efficiency Ratio-FTE	59.8%	62.1%	63.4%	63.4%	62.1%	72.0%	59.3%	71.2%	66.7%	63.1%	62.6%	63.1%	61.0%
Adjustment Items (Noninterest Income):													
3Q-4Q 12 student / Ginnie Mae loan sale (losses)							(92)						
Securities gain related to the sale of Coca Cola stock							1,938						
Pre-tax mortgage repurchase provision related to loans sold to GSEs prior to 2009							(371)						
GSE mortgage repurchase settlements								(63)					
RidgeWorth sale									105				
Premium Assignment Corporation sale												107	
Securities & MSR losses in connection with tax reform-related actions												(114)	
Insurance settlements				205	5								
Adjusted Noninterest Income	782	818	784	820	838	3,421	3,898	3,277	3,218	3,268	3,383	3,361	3,226
Adjusted Revenue-FTE[2]	2,316	2,388	2,351	2,377	2,370	8,600	9,123	8,257	8,200	8,174	8,742	9,139	9,301
Noninterest Expense[1]	1,384	1,482	1,489	1,638	1,474	6,194	6,284	5,831	5,543	5,160	5,468	5,764	5,673
Adjustment Items (Noninterest Expense):													
Legacy affordable housing impairment							96						
Charitable contribution of KO shares							38						
Impact of certain legacy mortgage legal matters								323	324				
Mortgage servicing advances allowance increase								96					
Efficiency related charges as outlined in 12/4/17 8-K												36	
Contribution to communities / teammates in connection with tax-reform												75	
Legacy pension settlement charge		60											60
Merger-related impacts			45	14	33								
Charitable contribution to SunTrust Foundation				205									
Adjusted Noninterest Expense[1]	1,384	1,422	1,444	1,419	1,441	6,194	6,150	5,412	5,219	5,160	5,468	5,653	5,613
Amortization Expense	19	22	15	17	21	43	46	23	25	40	49	75	73
Adjusted Tangible Expenses[1]	1,365	1,400	1,429	1,402	1,420	6,151	6,104	5,389	5,194	5,120	5,419	5,578	5,540
Adjusted Efficiency Ratio-FTE[2]	59.8%	59.6%	61.4%	59.7%	60.8%	72.0%	67.4%	65.6%	63.7%	63.1%	62.6%	61.9%	60.3%
Adjusted Tangible Efficiency Ratio-FTE[2]	58.9%	58.6%	60.8%	59.0%	59.9%	71.5%	66.9%	65.3%	63.3%	62.6%	62.0%	61.0%	59.6%

1. In accordance with updated GAAP, amortization of affordable housing investments were reclassified and are now presented in provision for income taxes for 2013. Previously, the amortization was presented in other noninterest expense. Adjusted revenue and expenses are provided as they remove certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions
2. Represents adjusted noninterest expense / adjusted revenue-FTE. Adjusted tangible efficiency ratio excludes amortization expense, the impact of which is (0.82%), (0.92%), (0.64%), (0.72%), (0.89%), (0.50%), (0.50%), (0.28%), (0.30%), (0.49%), (0.56%), (0.82%), (0.78%) for 3Q 18, 4Q 18, 1Q 19, 2Q 19, 3Q 19, 2011, 2012, 2013, 2014, 2015, 2016, 2017, and 2018 respectively

20

SUNTRUST

RECONCILIATION: OTHER NON-GAAP MEASURES ($ in billions, except per-share data) 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 Total Shareholders' Equity $24.1 $24.3 $24.8 $25.9 $26.5 Goodwill, Net of Deferred Taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other Intangible Assets Including MSRs, Net of Deferred Taxes (2.1) (2.1) (2.0) (1.8) (1.6) MSRs 2.1 2.0 1.9 1.8 1.6 Tangible Equity $18.0 $18.1 $18.6 $19.7 $20.3 Noncontrolling Interest (0.1) (0.1) (0.1) (0.1) (0.1) Preferred Stock (2.0) (2.0) (2.0) (2.0) (2.0) Tangible Common Equity $15.8 $16.0 $16.5 $17.6 $18.2 Total Assets 211.3 215.5 220.4 222.3 227.4 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other Intangible Assets Including MSRs, Net of Deferred Taxes (2.1) (2.1) (2.0) (1.8) (1.6) MSRs 2.1 2.0 1.9 1.8 1.6 Tangible Assets $204.9 $209.2 $214.1 $215.9 $221.0 Book Value Per Common Share $48.00 $49.57 $51.15 $53.47 $54.87 Tangible Book Value Per Common Share $34.51 $35.73 $37.22 $39.54 $40.58 21 Note: Totals may not foot due to rounding